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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

NAME AND STATE OF INCORPORATION
-------------------------------
AND ORGANIZATION                              TRADE NAME
----------------                              ----------

Waters Edge Scanning Associates, Inc.,        Waters Edge Scanning Associates
  a Florida corporation                       Tampa MRI

Medcross Imaging, Ltd.,                       Medcross Imaging
  a Florida corporation

Medcross Asia, Ltd.,                          __________
  a Hong Kong corporation

Shenyang Medcross Huamei Medical              __________
  Equipment Co., Ltd., a Peoples
  Republic of China corporation

I-Ling Worldwide Inc.,                        I-Link
  a Utah corporation

Family Telecommunications Incorporated,       __________
  a Utah corporation